Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

Writer’s Direct Dial: +1 212 225 2414

E-Mail: ngrabar@cgsh.com

STEVEN M. LOEB

CRAIG B. BROD

NICOLAS GRABAR

DAVID E. BRODSKY

RICHARD J. COOPER JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ANDRES DE LA CRUZ

DAVID C. LOPEZ

MICHAEL A. GERSTENZANG

LEV L. DASSIN

JORGE U. JUANTORENA MICHAEL D. WEINBERGER DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW FRANCISCO L. CESTERO FRANCESCA L. ODELL WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

CHANTAL E. KORDULA

BENET J. O’REILLY ADAM E. FLEISHER SEAN A. O’NEAL

GLENN P. MCGRORY MATTHEW P. SALERNO MICHAEL J. ALBANO VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO JENNIFER KENNEDY PARK ELIZABETH LENAS

LUKE A. BAREFOOT JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA ADRIAN R. LEIPSIC ELIZABETH VICENS ADAM J. BRENNEMAN ARI D. MACKINNON JAMES E. LANGSTON JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON KIMBERLY R. SPOERRI AARON J. MEYERS DANIEL C. REYNOLDS AUDRY X. CASUSOL ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANA S. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN

KENNETH S. BLAZEJEWSKI

MARK E. MCDONALD

F. JAMAL FULTON

RESIDENT PARTNERS

SANDRA M. ROCKS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

DAVID W.S. YUDIN

RESIDENT COUNSEL

LOUISE M. PARENT

OF COUNSEL

September 30, 2021

América Móvil, S.A.B. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Ampliación Granada,

Delegación Miguel Hidalgo

11529 Mexico City, Mexico

Ladies and Gentlemen:

We have acted as special United States counsel to América Móvil, S.A.B. de C.V. (the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of the following securities of the Company: (i) debt securities (the “Debt Securities”) and (ii) warrants for the purchase of Debt Securities (the “Warrants”). The Debt Securities and Warrants, together, are referred to herein as the “Securities.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

Unless otherwise provided in a prospectus supplement forming part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities are to be issued under an indenture, dated as of October 1, 2018 (the “Base Indenture”), between the Company, Citibank, N.A., as trustee (the “Trustee”), registrar and transfer agent, and Citibank, N.A., London Branch, as paying agent, as may be amended and supplemented by supplemental indentures (the Base Indenture, as so amended and supplemented, the “Indenture”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	an executed copy of the Base Indenture (including a form of Debt Security included therein), incorporated by reference as an exhibit to the Registration Statement.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities will conform to the forms thereof that we have reviewed and (iii) that the Warrants will be substantially as described in the Registration Statement.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.

The Debt Securities to be issued under the Indenture, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Debt Securities in accordance with the terms of the Indenture, will be the valid, binding and enforceable obligations of the Company.

2.

The Warrants to be issued under the Warrant Agreements, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due and execution and delivery of the Warrants, will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) a prospectus supplement and any term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (ii) all Securities will be offered, issued, granted, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iii) the Registration Statement will be effective and will comply with all applicable laws at the time any Securities are offered, issued, granted, sold or delivered as contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iv) the terms of all Debt Securities will conform to the forms thereof contained in the Base Indenture, and the terms of all Securities will not violate any applicable law or conflict with any matter of public policy in New York, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Securities will be offered, issued, granted, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) the Company will duly authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions of the offering and issuance the Securities, (vii) the Company has duly authorized, executed and delivered, or will duly authorize, execute and deliver, as applicable, the Base Indenture, the supplemental indenture, the Warrant Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities and will take any other appropriate additional corporate action, and (viii) certificates, if required, representing the Securities, will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

In rendering the opinion in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist. We note that the designation in Section 115 of the Base Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Debt Securities or the Base Indenture is (notwithstanding the waiver in Section 115) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of Section 1010 of the Base Indenture providing for indemnification by the Company of the Trustee and the holders of the Debt Securities against any loss in obtaining the currency due to the Trustee or such holders of the Debt Securities from a court judgment in another currency.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in any prospectus supplements related thereto as counsel for the Company who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Nicolas Grabar
Nicolas Grabar, a Partner

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